Exhibit 99.1

TheStreet Reports Third Quarter 2018 Results

Q3 Marks Upward Trend in Deferred and Earned Subscription Revenue

●	Net loss from continuing operations totaled $1.1 million, or ($0.02) per share, as compared to a net loss from continuing operations of $0.7 million, or ($0.02) per share in the third quarter of 2017.

●	Total Revenue from continuing operations for the third quarter of 2018 totaled $13.0 million, down $0.3 million, or 2%, as compared to the same quarter in the prior year.

○	Business-to-Business (B2B) revenue of $6.3 million, up 5% year-over-year.

○	Business-to-Consumer (B2C) revenue of $6.7 million, down 9% year-over-year, primarily due to a strategic shift as it relates to advertising.

■	B2C subscription revenue up year-over-year in September for the first time since June 2015

●	Deferred subscription revenue totaled $22.6 million, up $2.4 million, or 12%, year-over-year.

○	B2B deferred subscription revenue increased $1.2 million, or 12%, as compared to the third quarter of 2017.

○	B2C premium deferred subscription revenue grew $1.2 million, or 12%, as compared to the third quarter 2017.

●	Adjusted EBITDA of $0.1 million for the third quarter of 2018 decreased $1.0 million as compared to the same quarter last year.

●	Cash, cash equivalents, restricted cash and marketable securities totaled $43.2 million, an increase of $29.3 million from December 31, 2017, including a $5.1 million increase in cash from operations.

NEW YORK, November 14, 2018 -- TheStreet, Inc. (Nasdaq: TST) a leading financial news and information company, today reported financial results for the third quarter ended September 30, 2018.

Third Quarter Results

For the third quarter of 2018, the Company reported revenue of $13.0 million, net loss from continuing operations of $1.1 million, or ($0.02) per basic and diluted share, and an Adjusted EBITDA(1) of $0.1 million. The third quarter net loss from continuing operations increased $0.5 million over the same period last year primarily from lower Business-to-Consumer (“B2C”) advertising revenue of $0.7 million coupled with higher sales and marketing and general and administrative costs, partially offset by an income tax benefit related to the sale of RateWatch in June 2018.

“As promised, our efforts over the last several months to focus on our premium business have resulted in September being the first month with a year-over-year subscription revenue increase in more than three years,” said David Callaway, President and CEO. “The deferred revenue coming from that premium unit was as strong last quarter as that of our growing B2B licensing businesses,” Callaway continued. “Add in revenue from new events in Q3 such as our Deal Economy Chicago and Cramer Teach-In and we’ve got a good story to tell on both sides of our product line.”

Total revenues for the third quarter ended September 30, 2018 were $13.0 million, down $0.3 million, or 2%, from the third quarter in 2017, primarily due to a continued sharp decline in advertising revenue in the consumer business. However, total deferred revenue from subscriptions was $22.6 million for the third quarter, up $2.4 million, or 12% compared to the third quarter ended in 2017, and up $3.0 million, or 15% from year-end 2017. The continued increase in total deferred subscription revenue reflects five consecutive quarters with year-over-year growth.

Operating expenses for the third quarter of 2018 were $14.9 million as compared to $13.8 million for the third quarter of 2017, an increase of $1.1 million between periods. An increase of $0.4 million was attributable to non-cash compensation due to the issuance of restricted stock units for key employee retention efforts. The remaining operating expense for the quarter was the result of an increase in bonus and commissions from stronger performance over the prior year and annual year-over-year merit increases awarded. In addition, higher year-over-year costs were incurred related to increased targeted sales and marketing efforts. The Company also incurred higher year-over-year professional advisory fees related to its strategic planning efforts. These increased costs were partially offset by planned reduction in traffic acquisition costs, lower freelance costs, favorable FX exchange rates, service platform and consulting costs.

Net loss from continuing operations of $1.1 million for the third quarter of 2018 increased from a net loss of $0.7 million from the prior year period. Adjusted EBITDA for the third quarter of 2018 was $0.1 million compared to $1.1 million from the prior year period. The year-over-year decline in Adjusted EBITDA was primarily the result of decreased B2C advertising revenue, higher staffing compensation and staff retention related costs, professional fees and online marketing costs, partially offset by strong B2B revenue growth and higher third quarter year-over-year B2C event revenue.

Business-to-Business Revenue

Business-to-business (“B2B”) revenue, which includes BoardEx and The Deal, totaled $6.3 million for the third quarter, up $0.3 million or 5% as compared to the third quarter of 2017. B2B deferred subscription revenue at September 30, 2018 increased $1.2 million, or 12% from the third quarter ended 2017. Year-over-year revenue growth resulted primarily from increased subscription revenue in the B2B businesses. BoardEx subscription revenue increase of $0.3 million resulted from both a strong increase in the subscriber base of 9% coupled with an increase of 2% in the average revenue per subscription. In addition, The Deal revenue achieved a slight revenue increase year-over-year primarily from a 6% increase in the price paid per subscription partially offset by a 5% decrease in the number of subscribers.

Business-to-Consumer Revenue

Total B2C revenue for the third quarter of 2018 was $6.7 million, a decrease of $0.7 million, or 9%, from $7.4 million in the third quarter of 2017. Lower year-over-year B2C advertising revenue of $0.7 million resulted from our decision to reduce marginally profitable programmatic advertising earlier in the year. B2C premium subscription revenue for the third quarter of 2018 was $4.9 million, flat with the third quarter of last year as we continue to benefit from higher renewals and increased sales and pricing. The results reflect slowing of the decline in the number of subscribers offset by the increase in the average revenue recognized per subscription. Average churn(2) improved to 3.94% for the third quarter of 2018 from 4.22% for the third quarter of 2017. Subscription sales bookings increased $0.3 million, or 8% for the third quarter of 2018 over the same quarter in 2017.

Strong attendance and a favorable response from events held by the Company has led to B2C event revenue of $125 thousand for the third quarter of 2018, an increase of $113 thousand from the same period last year.

Cash on hand

The Company ended the third quarter 2018 with cash and cash equivalents, restricted cash and marketable securities of $43.2 million, up $29.3 million as compared to $13.9 million at December 31, 2017. The change between the periods primarily resulted from net proceeds from the sale of RateWatch of $28.2 million and cash generated from operating activities of $5.1 million. This was partially offset by capital expenditures incurred during the period of $2.9 million and the deferred payment for a prior acquisition (BoardEx).

Conference Call Information

TheStreet will discuss its financial results for the third quarter 2018 on November 14, 2018 at 8:30 a.m. EDT.

To participate in the call, please dial 877-260-1479 (domestic) or 334-323-0522 (international). The conference code is 7509868. This call is being webcast and can be accessed on the Investor Relations section of TheStreet website at. http://investor-relations.thestreet.com/events.cfm

A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About TheStreet

TheStreet, Inc. (NASDAQ: TST, www.t.st) is a leading financial news and information provider to investors and institutions worldwide. The Company’s flagship brand, TheStreet (www.thestreet.com), has produced unbiased business news and market analysis for individual investors for more than 20 years. The Company’s portfolio of institutional brands includes The Deal (www.thedeal.com), which provides actionable, intraday coverage of mergers, acquisitions and all other changes in corporate control, and BoardEx (www.boardex.com), a relationship mapping service of corporate directors and officers.

Non-GAAP Financial Information

(1) To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company also uses “EBITDA” and “Adjusted EBITDA”, non-GAAP measures of certain components of financial performance. “EBITDA” is adjusted from results based on GAAP to exclude interest, income taxes, depreciation and amortization. This non-GAAP measure is provided to enhance investors’ overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes that the non-GAAP EBITDA results are an important indicator of the operational strength of the Company’s business and provide an indication of the Company’s ability to service debt and fund acquisitions and capital expenditures. EBITDA eliminates the uneven effect of considerable amounts of non-cash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations. “Adjusted EBITDA” further eliminates the impact of non-cash stock compensation, impairment charges, restructuring, transaction related costs, loss (income) from discontinued operations, severance and other charges affecting comparability. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses. Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets and investment spending levels. “Free cash flow” means net income/loss plus non-cash expenses net of gains/losses on dispositions of assets, less changes in operating assets and liabilities and capital expenditures. The Company believes that this non-GAAP financial measure is an important indicator of the Company’s financial results because it gives investors a view of the Company’s ability to generate cash.

(2) Average churn is defined as subscriber terminations/expirations in the quarter divided by the sum of the beginning subscribers and gross subscriber additions for the quarter, and then divided by three. Subscriptions that are on a free-trial basis are not regarded as added or terminated unless the subscription is active at the end of the free-trial period.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding planned investments in our business, improved premium subscription products and expectations for 2018. Such forward-looking statements are subject to risks and uncertainties, including those described in the Company’s filings with the Securities and Exchange Commission (“SEC”) that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy, including the financial markets and mergers and acquisitions environment; our ability to drive revenue, and increase or retain current subscription revenue, particularly in light of the investments in our expanded news operations; our ability to develop new products; competition and other factors set forth in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. All forward-looking statements contained herein are made as of the date of this press release. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences. The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts:

Eric Lundberg

Chief Financial Officer

TheStreet, Inc.

ir@thestreet.com

John Evans

Investor Relations
PIR Communications
415-309-0230
ir@thestreet.com

THESTREET, INC.

CONSOLIDATED BALANCE SHEETS

ASSETS	September 30, 2018	December 31, 2017
	(unaudited)
Current Assets:
Cash and cash equivalents	$40,833,954	$11,684,817
Accounts receivable, net of allowance for doubtful accounts of $296,243 at September 30, 2018 and $278,997 at December 31, 2017	4,572,216	4,546,308
Other receivables	3,616,486	389,353
Prepaid expenses and other current assets	1,615,839	1,615,720
Current assets of discontinued operations	—	230,116
Total current assets	50,638,495	18,466,314
Noncurrent Assets:
Property and equipment, net of accumulated depreciation and amortization of $6,026,109 at September 30, 2018 and $5,475,077 at December 31, 2017	1,602,024	2,092,669
Marketable securities	1,833,535	1,680,000
Other assets	1,123,862	306,465
Goodwill	23,515,608	23,568,472
Other intangibles, net of accumulated amortization of $18,370,335 at September 30, 2018 and $15,702,665 at December 31, 2017	12,608,512	12,966,569
Deferred tax asset	1,514,854	1,865,453
Restricted cash	500,000	500,000
Noncurrent assets of discontinued operations	—	7,564,606
Total assets	$93,336,890	$69,010,548

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,867,612	$1,999,772
Accrued expenses	3,999,779	3,690,337
Deferred revenue	21,863,890	19,201,693
Other current liabilities	793,794	1,835,679
Current liabilities of discontinued operations	—	4,246,891
Total current liabilities	28,525,075	30,974,372
Noncurrent Liabilities:
Deferred tax liability	1,046,387	803,917
Other liabilities	1,744,652	1,543,602
Noncurrent liabilities of discontinued operations	—	741,856
Total liabilities	31,316,114	34,063,747

Stockholders' Equity:
Common stock; $0.01 par value; 100,000,000 shares authorized; 57,330,389 shares issued and 49,609,152 shares outstanding at September 30, 2018, and 56,891,551 shares issued and 49,181,462 shares outstanding at December 31, 2017	573,304	568,916
Additional paid-in capital	261,281,003	259,569,737
Accumulated other comprehensive loss	(5,264,875)	(4,845,650)
Treasury stock at cost; 7,721,237 shares at September 30, 2018 and 7,710,089 shares at December 31, 2017	(13,503,567)	(13,484,924)
Accumulated deficit	(181,065,089)	(206,861,278)
Total stockholders' equity	62,020,776	34,946,801

Total liabilities and stockholders' equity	$93,336,890	$69,010,548

Note:  The consolidated balance sheet as of December 31, 2017 reflects an immaterial adjustment to increase deferred tax assets and a corresponding increase to stockholders' equity as a result of the continued assessment and application of the recently enacted federal tax reform.

THESTREET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Net revenue:
Business to business	$6,274,824	$5,951,581	$18,866,397	$17,418,252
Business to consumer	6,732,404	7,382,672	20,305,251	23,380,528
Total net revenue	13,007,228	13,334,253	39,171,648	40,798,780

Operating expense:
Cost of services	5,770,422	6,185,753	16,977,154	19,261,777
Sales and marketing	3,639,704	2,782,596	11,017,781	9,265,547
General and administrative	4,368,148	3,718,094	12,687,396	11,268,698
Depreciation and amortization	1,166,717	1,115,035	3,424,630	3,189,538
Restructuring and other charges	—	—	—	198,979
Total operating expense	14,944,991	13,801,478	44,106,961	43,184,539
Operating loss	(1,937,763)	(467,225)	(4,935,313)	(2,385,759)
Net interest income	32,359	8,168	81,167	26,224
Net loss before discontinued operations and income taxes	(1,905,404)	(459,057)	(4,854,146)	(2,359,535)
(Loss) income from discontinued operations	(129,809)	842,588	1,725,646	2,568,957
Gain on sale of business, net of tax	(551,752)	—	27,067,071	—
(Loss) income before income taxes	(2,586,965)	383,531	23,938,571	209,422
Benefit (provision) for income taxes	775,014	(193,662)	1,083,763	(802,249)
Net (loss) income attributable to common stockholders	$(1,811,951)	$189,869	$25,022,334	$(592,827)

Basic net (loss) income per share:
Continuing operations	$(0.02)	$(0.02)	$(0.08)	$(0.09)
Discontinued operations	(0.02)	0.03	0.59	0.07
Basic net (loss) income per share	$(0.04)	$0.01	$0.51	$(0.02)

Diluted net (loss) income per share:
Continuing operations	$(0.02)	$(0.02)	$(0.08)	$(0.09)
Discontinued operations	(0.02)	0.03	0.57	0.07
Diluted net (loss) income per share	$(0.04)	$0.01	$0.49	$(0.02)

Weighted average basic shares outstanding	49,600,837	35,869,751	49,362,018	35,710,049
Weighted average diluted shares outstanding	49,600,837	36,142,548	50,695,450	35,710,049

Reconciliation of net income (loss) to adjusted EBITDA - see note (1):
Net (loss) income attributable to common stockholders	$(1,811,951)	$189,869	$25,022,334	$(592,827)
(Benefit) provision for income taxes	(775,014)	193,662	(1,083,763)	802,249
Net interest income	(32,359)	(8,168)	(81,167)	(26,224)
Depreciation and amortization	1,166,717	1,115,035	3,424,630	3,189,538
EBITDA	(1,452,607)	1,490,398	27,282,034	3,372,736
Restructuring and other charges	—	—	—	198,979
Loss (income) from discontinued operations	129,809	(842,588)	(1,725,646)	(2,568,957)
Gain on sale of business, net of tax	551,752	—	(27,067,071)	—
Severance	38,329	7,403	45,253	105,531
Stock based compensation	797,219	400,948	1,715,731	1,205,978
Adjusted EBITDA	$64,502	$1,056,161	$250,301	$2,314,267

THESTREET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2018	2017
Cash Flows from Operating Activities:
Net income (loss)	$25,022,334	$(592,827)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
Gain on sale of business, net of tax	(27,067,071)	—
Stock-based compensation expense	1,715,731	1,205,978
Provision for doubtful accounts	55,109	69,260
Depreciation and amortization	3,584,922	3,834,785
Deferred taxes	(1,108,994)	444,816
Deferred rent	(203,659)	(394,839)
Changes in operating assets and liabilities:
Accounts receivable	(178,173)	332,707
Other receivables	122,867	49,336
Prepaid expenses and other current assets	246,411	(582,693)
Other assets	(356,060)	(4,417)
Accounts payable	(141,116)	(344,356)
Accrued expenses	(42,772)	(1,573,044)
Deferred revenue	3,386,141	1,719,817
Other current liabilities	(73,126)	(540)
Other liabilities	137,610	—
Net cash provided by continuing operations	5,100,154	4,163,983

Cash Flows from Investing Activities:
Proceeds from the sale of business, net	28,232,100	—
Capital expenditures	(2,870,300)	(1,832,925)
Net cash provided by (used in) investing activities	25,361,800	(1,832,925)

Cash Flows from Financing Activities:
Earnout payment for prior acquisition	(951,867)	—
Cash dividends paid on common stock	(68,162)	(68,245)
Share repurchase	(1,415)	—
Shares withheld on RSU vesting to pay for withholding taxes	(17,228)	(12,469)
Net cash used in financing activities	(1,038,672)	(80,714)

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(274,145)	368,713

Net increase in cash, cash equivalents and restricted cash	29,149,137	2,619,057
Cash, cash equivalents and restricted cash, beginning of period	11,684,817	21,871,122
Cash, cash equivalents and restricted cash, end of period	$40,833,954	$24,490,179

Reconciliation of net loss to free cash flow - see note (1):
Net loss	$(2,044,737)	$(592,827)
Noncash expenditures	4,043,109	5,160,000
Changes in operating assets and liabilities	3,101,782	(403,190)
Capital expenditures	(2,870,300)	(1,832,925)
Free cash flow	$2,229,854	$2,331,058